Consent of Independent Registered Public Accounting Firm	Exhibit 23.2

We consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-177681) and Form S-3 (No. 333-184145) of our reports dated February 12, 2014, relating to the consolidated financial statements and consolidated financial statement schedule of NBC Universal, Inc. and subsidiaries (predecessor) and NBCUniversal Media, LLC (successor) appearing in this Annual Report on Form 10-K of NBCUniversal Media, LLC and subsidiaries for the year ended December 31, 2013.

/S/ DELOITTE & TOUCHE LLP
New York, NY February 12, 2014